UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2021

KKR & CO. INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards
New York, New York	10001

(Address of principal executive offices)	(Zip Code)

(212) 750-8300
(Registrant's telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	KKR	New York Stock Exchange

6.00% Series C Mandatory Convertible Preferred Stock	KKR PR C	New York Stock Exchange

4.625% Subordinated Notes due 2061 of KKR Group Finance Co. IX LLC	KKRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 8, 2021, KKR Group Finance Co. X LLC (the “Issuer”), an indirect subsidiary of KKR & Co. Inc. (the “Corporation”), completed the offering of $750,000,000 aggregate principal amount of its 3.250% Senior Notes due 2051 (the “Notes”).  The Notes are guaranteed by the Corporation and KKR Group Partnership L.P., an indirect subsidiary of the Corporation (together with the Corporation, the “Guarantors”).  The Notes were issued pursuant to an indenture (the “Base Indenture”) dated December 8, 2021, as supplemented by a first supplemental indenture, dated December 8, 2021 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The Notes bear interest at a rate of 3.250% per annum and will mature on December 15, 2051 unless earlier redeemed. Interest on the Notes accrues from December 8, 2021 and is payable semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2022 and ending on the maturity date. The Notes are unsecured and unsubordinated obligations of the Issuer. The Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the Guarantors. The Guarantees are unsecured and unsubordinated obligations of the Guarantors.

The Indenture includes covenants, including limitations on the Issuer’s and the Guarantors’ ability to, subject to exceptions, incur indebtedness secured by liens on voting stock or profit participating equity interests of their subsidiaries or merge, consolidate or sell, transfer or convey all or substantially all of their assets. The Indenture also provides for events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence and during the continuance of any event of default after expiration of any applicable grace period. In the case of specified events of bankruptcy, insolvency, receivership or reorganization, the principal amount of the Notes and any accrued and unpaid interest on the Notes automatically become due and payable. Prior to June 15, 2051 (six months prior to the maturity date of the Notes), all or a portion of the Notes may be redeemed at the Issuer’s option in whole or in part, at any time and from time to time, prior to their stated maturity, at the make-whole redemption price set forth in the Notes. On or after June 15, 2051 (six months prior to the maturity date of the Notes), the Notes may be redeemed at the Issuer’s option in whole or in part, at any time and from time to time, at par plus any accrued and unpaid interest on the Notes redeemed to, but not including, the date of redemption. If a change of control repurchase event occurs, the Notes are subject to repurchase by the Issuer at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

The preceding is a summary of the terms of the Base Indenture, the First Supplemental Indenture and the forms of the Notes, and is qualified in its entirety by reference to the Base Indenture filed as Exhibit 4.1 to this report, the First Supplemental Indenture filed as Exhibit 4.2 to this report, and the form of the Notes filed as Exhibit 4.3 to this report and incorporated herein by reference as though they were fully set forth herein.

Item 7.01	Regulation FD Disclosure.

On December 1, 2021, the Issuer priced the offering of the Notes. The Corporation intends to use the net proceeds from the sale of the Notes for general corporate purposes.

The Notes were offered pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

A copy of the press release announcing the pricing of the Notes is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 4.1	Indenture dated as of December 8, 2021 among KKR Group Finance Co. X LLC, KKR & Co. Inc., KKR Group Partnership L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.
Exhibit 4.2	First Supplemental Indenture dated as of December 8, 2021 among KKR Group Finance Co. X LLC, KKR & Co. Inc., KKR Group Partnership L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.
Exhibit 4.3	Form of 3.250% Senior Note due 2051 (included in Exhibit 4.2 hereto).
Exhibit 99.1	Press Release, dated December 1, 2021, issued by KKR & Co. Inc. (This exhibit is furnished and not filed).
Exhibit 104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date: December 8, 2021	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary